Guarantee Agreement

This agreement is made effective this 10th day of August, 2001, between Madge W. Wolff, Stephen G. Wegmann, Michael L. Wegmann, John G. Hodgson, Virginia l Sigl, individually and as successor in interest to the Estat of Grace W. Meehl, Patrick L. Woff, George P. Wolff, John G. Meehl, successor in interst to the Trust of Grace W. Meehl and Mary Ann Godfrey, as successor in interest to the Trust of Grace W. Meehl (collectively referred to herein as “Optionor” and also now collectively referred to herein as the “Wegmann Shareholders”) and Golden Queen Mining Company, Ltd., a Canadian corporation (“Company”), with reference to the following facts:

A.

On or about April 1, 1995, the Wegmann Shareholders and Golden Queen entered into that certain Stock Option Purchase Agreement (the “Agreement”), pursuant to which the Wegmann Shareholders granted to Golden Queen the exclusive right to purchase all of the issued and outstanding stock of Karman Wegmann Corporation. Terms not otherwise defined herein shall have the meaning ascribed in the Agreement.

B.	On or about June 6, 1999, Golden Queen and Wegmann Shareholders entered into that certain First Amnedment to Stock Option Purchase Agreement (“First Amendment”).

C.

Wegmann Shareholders are in the process of entering into a Second Amenedment to Stock Option Purchase Agreement (“Second Amendment”) with Company’s wholly owned California subsidiary, Golden Queen Mining Company, Inc. (“Golden Queen”).

D.	Wegmann Shareholders have asked Compny to guaratee the performance of the Second Amendment and the Agreement, as so ameneded.

E.	Company is willing to make such a guarantee on the terms and subject to the conditions hereinafter set forth.

Therefore, the parties hereto agree as follows:

In consideration of Wegmann Shareholders entering into the Second Amendment with Golden Queen, Company guarantees all obligations which Golden Queen is obligated to perform under the Second amendment and the Agreement, as amended, and should Golden Queen default in any performance of the Second Amendment and the Agreement, as amended, Company will be liable for the default of Golden Queen to the same extent as if it were a signatory to the Second Amendment and the Agreement, as amended.

Company has the right and power to enter into this Guarantee Agreement and to carry out the transactions contemplated hereby.

In witness whereof, the Guarantee Agreement has been signed this 17th day of August, 2001.

[SIGNATURES FOLLOW]

“GOLDEN QUEEN”
GOLDEN QUEEN MINING CO., INC.
a California corporation
By: /s/ H. Lutz Klingmann